Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-75762) of Bunge Global SA of our report dated June 18, 2026, relating to the financial statements and supplemental schedule of Bunge Retirement Savings Plan, which appears in this Form 11-K.

/s/ Armanino LLP

St. Louis, Missouri
June 18, 2026